Exhibit 99.1

For Immediate Release

For investor relations information contact:

Jim Stark

Vice President, Investor Relations

(972) 819-0900

jstark@efji.com

EFJ, Inc. Reports 75% Increase in Net Income for the First Quarter

Irving, TX – May 5, 2005 – EFJ, Inc. (NASDAQ: EFJI) today announced first quarter 2005 revenue of $24.2 million, representing an 8.6% increase from revenue of $22.2 million in the first quarter of 2004. For the first quarter of 2005, the company reported net income of $5.2 million or $0.28 diluted earnings per share. This included a non-cash benefit of $0.4 million, or $0.02 per diluted share, to reflect the variable accounting treatment of re-priced options. For the first quarter of 2004, the company reported a net income of $3.0 million or $0.16 diluted per share. This included a non-cash benefit of $1.1 million or $0.06 per diluted share, to reflect the variable accounting treatment of re-priced stock options. Excluding the impact of variable accounting for repriced options, net income for the first quarter of 2005 was $4.8 million or $0.26 per diluted share compared to $1.9 million or $0.10 per diluted share for the same period in 2004.

“Our first quarter results were driven by record revenue and earnings in our secured voice communications segment. This revenue mix change in the first quarter had a favorable impact on our gross margins,” said Michael E. Jalbert, EFJ, Inc. chairman and chief executive officer of EFJ, Inc. Our backlog was $15.5 million at the end of the first quarter, an increase of $5.4 million compared to the same period a year ago. Our cash position was strong as it increased $6.0 million to $15.5 million at the end of the first quarter,” Jalbert added.

“We are pleased with our overall performance in the first quarter even though we faced challenges in EFJohnson’s move from Minnesota to Texas and higher demand expectations at Transcrypt. The increased spending on the Project 25 trunked infrastructure products and the integration of EFJohnson RF modules caused our research and development expenses to increase in the first quarter. R&D expenses should be back in line with our goals in the second half of 2005. “ stated Jalbert.

—MORE—

2005 Outlook

“We continue to see 2005 as a growth year for all of our businesses and we reaffirm 2005 annual guidance of consolidated revenues between $95 to $100 million, with diluted pro forma earnings per share between $0.50 and $0.56. Fluctuations will continue in our revenue and earnings for 2005 as the timing of orders will vary from quarter to quarter,” added Jalbert.

Conference Call and Web Cast

The Company announced on April 21, 2005 that it has scheduled an investor conference call for today, May 5, 2005, at 9:00 a.m. Eastern Time. The call will be available via 800-262-1292. Participants are urged to call in to the conference call at least 10 minutes prior to the start time. Replays of the call will be available starting at 12:00 Noon EDT on Thursday, May 5th and continuing until 12:00 Midnight Wednesday May 11, 2005. The replay number is 888-203-1112, and the reservation number is 8249420.

The call will be accessible via webcast at www.vcall.com by clicking EFJI under “Today’s VCalls.” Investors are advised to go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. The call will be archived for 90 days.

About EFJ, Inc.

EFJ, Inc. is the Irving, TX based parent company to industry-leading wireless telecommunications solutions businesses. EFJ, Inc. is home to the EFJohnson Company, one of the first developers of Project 25 mobile communications products compliant with federal government interoperability standards, and Transcrypt International, a leader in secure voice communication solutions. For more information, visit http://www.efji.com.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other matters, R&D expenses, facility move, outsourcing expenses, P25 trunked infrastructure product availability and the full year 2005 expectations on revenue, net income per share and gross margin percentages. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, the percentage of backlog which is filled during the quarter, the level of demand for the Company’s products and services, the timely procurement of necessary manufacturing components, the timing of future product development, the successful transfer of manufacturing to our outsource partners, the actual operational expense experienced, dependence on continued funding of governmental agency programs, the successful integration of the Company’s RF module into its radio products, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

—MORE—

EFJ, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2005 and 2004

(Unaudited and in thousands, except share and per share data)

	THREE MONTHS ENDED MARCH 31,
	2005	2004
Revenues	$24,161	$22,244
Cost of sales	8,838	13,686

Gross profit	15,323	8,558

Operating expenses:
Research and development	3,969	2,576
Sales and marketing	2,954	2,246
General and administrative, inclusive of: non-cash stock option repricing benefit adjustment of $395 and $1,087 in 2005 and 2004, respectively; and facility relocation expenses of $470 in 2005	3,206	688

Total operating expenses	10,129	5,510

Income (loss) from operations	5,194	3,048

Interest income	62	11
Interest expense	(17)	(56)
Other income	4	(8)

Income (loss) before income taxes	5,243	2,995

Income tax provision	—	—

Net income (loss)	$5,243	$2,995

Net income (loss) per share – Basic	$0.29	$0.17

Net income (loss) per share – Diluted	$0.28	$0.16

Weighted average common shares – Basic	18,313,043	17,584,295

Weighted average common shares – Diluted	18,771,246	19,062,117

—MORE—

EFJ, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2005 and December 31, 2004

(in thousands, except share data)

	MARCH 31, 2005	DECEMBER 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,524	$9,484
Accounts receivable, net of allowance for returns and doubtful accounts of $215 and $256, respectively	10,789	18,296
Notes and other receivables	3,479	2,384
Cost in excess of billings on uncompleted contracts	1,526	1,638
Inventories	13,569	13,043
Deferred income taxes	3,000	3,000
Prepaid expenses	842	721

Total current assets	48,729	48,566

Property, plant and equipment, net	3,777	3,494
Deferred income taxes, net of current portion	11,000	11,000
Intangible assets, net of accumulated amortization	6,745	6,746
Other assets	321	513

TOTAL ASSETS	$70,572	$70,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$—
Current portion of long-term debt obligation	126	126
Accounts payable	6,718	8,534
Billings in excess of cost on uncompleted contracts	204	1,250
Deferred revenue	903	1,185
Accrued expenses	4,605	6,171

Total current liabilities	12,556	17,266

Long-term debt obligations, net of current portion	48	68

TOTAL LIABILITIES	12,604	17,334

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity:
Preferred stock ($0.01 par value; 3,000,000 shares authorized; none issued)	—	—
Common stock ($0.01 par value; 50,000,000 voting shares authorized, 18,434,967 and 18,257,877 issued and outstanding as of March 31, 2005 and December 31, 2004	184	183
Additional paid-in capital	103,198	103,459
Accumulated deficit	(45,414)	(50,657)

TOTAL STOCKHOLDERS’ EQUITY	57,968	52,985

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,572	$70,319

###